Company Contact:
Investor Relations
e-mail: invrel@elcom.com
Voicemail: (781) 501-4094

FOR IMMEDIATE RELEASE

             Elcom to Appeal Delisting Notice Received from Nasdaq

NORWOOD, MA, November 18, 2002 - Elcom International, Inc. (NASDAQ: ELCO), today announced that it received a letter from The Nasdaq Stock Market on November 12, 2002, indicating that the Company has not regained compliance with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(8)(D), and the initial inclusion requirements under Marketplace
Rule 4310(c)(2)(A), and that its common stock is, therefore, subject to delisting from The Nasdaq SmallCap Market. Elcom intends to request a hearing before a Nasdaq Listing Qualifications Panel (the "Panel") to review the delisting decision. Nasdaq stated in the letter that a hearing request will stay the delisting of Elcom's securities pending the Panel's decision. At the hearing, Elcom intends to present its plan for meeting the requirements for continued listing on The Nasdaq SmallCap Market. There can be no assurance the Panel will grant Elcom's request for continued listing on The Nasdaq SmallCap Market.

Under the new policies promulgated by various regulatory agencies, the Company is required to announce this information by way of a press release and via the filing of a Form 8-K.

Company Product Offerings
-------------------------
For detailed  information on our PECOSTM technology and optional Dynamic Trading
functionality,         please         visit        our         website        at
www.elcominternational.com/products.htm.

About Elcom International,  Inc.
--------------------------------
Elcom International, Inc. (Nasdaq: ELCO) is a leading international provider of remotely-hosted eProcurement and private eMarketplace solutions. Through its elcom, inc. subsidiary, Elcom's innovative remotely-hosted technology establishes the next standard of value and enables enterprises of all sizes to realize the many benefits of eProcurement without the burden of significant infrastructure investment and ongoing content and system management. PECOS Internet Procurement Manager, elcom, inc.'s remotely-hosted eProcurement and eMarketplace enabling platform was the first "live" remotely-hosted eProcurement system in the world. Additional information can be found at www.elcominternational.com.

                                    - MORE -
    10 Oceana Way - Norwood, MA 02062 - Telephone (781) 440-3333 - Fax (781)
                                    762-1540

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Statement  Under the  Private  Securities  Litigation  Reform Act
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Except for the historical information contained herein, the matters discussed in this Press Release include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "expects," "targets," "intends," "anticipates," "plans," or similar expressions,
are  forward-looking  statements.   Although  the  Company  believes  that  such
forward-looking  statements  are  reasonable,  it can give no assurance that the
Company's   expectations  are,  or  will  be,  correct.   These  forward-looking
statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: availability and terms of appropriate working capital and/or other financing, particularly in light of (a) the audit opinion from the Company's independent accountants in the Company's Form 10-K as to the Company's necessity to raise capital to continue as a going concern through December 31, 2002, and (b) the Company's $3.9 million in cash and cash equivalents at September 30, 2002 and its history of ongoing operating losses, the overall marketplace and client's acceptance and usage of eCommerce software systems, including corporate demand
therefor,  the  impact  of  competitive  technologies,   products  and  pricing,
particularly given the subsequently larger size and scale of certain competitors and potential competitors, and control of expenses, revenue growth, corporate demand for eProcurement and eMarketplace solutions; the consequent results of operations given the aforementioned factors; as well as the likelihood of the Company's stock being delisted from the Nasdaq SmallCap Market since the Company has been unable to comply with the $1.00 minimum bid requirement for ten consecutive trading days by November 11, 2002, subject to the appeals process with Nasdaq; and other risks detailed from time to time in the Company's 2001 Annual Report on Form 10-K and in the Company's other SEC reports and statements, including particularly the Company's "Risk Factors" contained in the prospectus included as part of the Company's Registration Statement on Form S-3 filed on June 21, 2002. The Company assumes no obligation to update any of the information contained or referenced in this Press Release.

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